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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



The Board of Directors
AGCO Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-113560, 333-104352, No. 333-85404, No. 333-85400, No. 333-75591, and No.
33-91686) on Forms S-3 and S-8 of AGCO Corporation of our reports dated March 9, 2006, with respect to the consolidated balance sheets of AGCO Corporation and subsidiaires as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of AGCO Corporation.

                                                     /s/ KPMG LLP


Atlanta, Georgia
March 9, 2006